Exhibit 10.2

AMENDMENT TO STOCK OPTION PLAN

FIRST AMENDMENT TO THE ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN,

AS AMENDED AND RESTATED APRIL 7, 2006

Pursuant to the authority reserved to the Board of Directors (the “Board”) of On Assignment, Inc., a Delaware Company (the “Company”), under Section 5.3 of the Company’s Restated Stock Option Plan, as Amended and Restated on April 7, 2006 (the “Stock Plan”), the Board hereby amends the Stock Plan as follows (the “Stock Plan Amendment”):

1.               Section 2.19 of the Stock Plan is deleted and replaced in its entirety with the following:

“2.19               ‘Fair Market Value’ means the value of a share of Stock, determined as follows: if, on the Grant Date or other determination date, the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such date) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange, quoted on such a system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.”

Except as expressly provided in this Stock Plan Amendment, all terms and conditions of the Stock Option Plan and any awards outstanding thereunder shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Stock Plan Amendment to be executed by a duly authorized officer of the Company as of the 23rd day of January, 2007.

/s/ James Brill
James Brill
Senior Vice President, Finance
Chief Financial Officer
Secretary & Treasurer